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                                                                    EXHIBIT 7(a)

[MERRILL LYNCH LIFE INSURANCE COMPANY LETTERHEAD]

                       CONSENT OF BARRY G. SKOLNICK, ESQ.

     I hereby consent to the reference to my name under the heading "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 for certain modified single premium variable life insurance contracts issued through Merrill Lynch Variable Life Separate Account of Merrill Lynch Life Insurance Company (File No. 333-47844).

                                      By:       /s/ BARRY G. SKOLNICK
                                         ---------------------------------------
                                                 Barry G. Skolnick, Esq.
                                            Senior Vice President and General
                                                          Counsel

April 25, 2002